For Immediate Release


October 11, 1996


Contact:                  Frank L. Patillo
                          Chief Financial Officer
                          (919) 977-8341
                          fpatillo@centura.com


CENTURA ANNOUNCES APPROVAL OF FIRSTSOUTH MERGER AND RESUMPTION OF SHARE REPURCHASE PROGRAM


     ROCKY MOUNT, N.C.---Centura Banks Inc. (NYSE:CBC) announced today that shareholders of FirstSouth Bank have approved the merger of FirstSouth with Centura. Under the terms of the agreement, FirstSouth shareholders will receive
0.55 shares of Centura common stock for each share of FirstSouth stock. With all necessary approvals in place, Centura and FirstSouth expect to complete the transaction at the close of business on Oct. 25.

     Under Securities and Exchange Commission rules, Centura is now allowed and intends to resume its purchase program of Centura common stock in the open market.

                                     -more-

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CENTURA ANNOUNCES APPROVAL OF FIRSTSOUTH MERGER AND RESUMPTION OF SHARE
REPURCHASE PROGRAM
OCTOBER 11, 1996
PAGE TWO

     With assets of $5.9 billion, Centura provides a complete line of banking, investment, insurance and trust services to individuals and businesses throughout North Carolina. It provides services through 159 traditional and supermarket financial centers, more than 230 ATMs at financial centers, Wal-Mart and Sam's stores, its Centura Highway telephone banking center, Quicken and Microsoft Money, the leading personal finance software packages, and America Online, the world's largest provider of online services.

     For further information on Centura, visit Centura Highway on the World Wide Web at http://www.centura.com.


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